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                                 EXHIBIT 21.1

                            SUBSIDIARIES OF COMPANY



      Name of Subsidiary                       State of Incorporation
      ------------------                       ----------------------
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
1.    Americana Memorabilia, Inc.              New Jersey

2.    Classic Games, Inc.                      Delaware

3.    Classic Marketing, Inc.                  New Jersey

4.    SB Acquisition Corp.                     New Jersey

5.    The Score Board Holding Corporation      Delaware

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